UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 11, 2016

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA, INC.

January 11, 2016

Item 5.03	Amendments to Articles of Incorporation or Bylaws.
On January 6, 2016, we filed a Certificate of Amendment with the Secretary of State of Nevada to effect a reverse stock split of the issued and outstanding shares of our common stock at a ratio of one share for every 20 shares outstanding prior to the effective date of the reverse stock split. The reverse stock split became effective on January 11, 2016. The total number of authorized shares of common stock will remain unchanged at its current total of 200,000,000 shares.
Each shareholder’s percentage ownership interest in our company and the proportional voting power remains unchanged after the reverse stock split, except for minor changes and adjustments resulting from rounding up of fractional interests. The rights and privileges of the holders of our common stock are unaffected by the reverse stock split.
A copy of the Certificate of Amendment is attached to this current report as Exhibit 3.1.
On January 11, 2016, we issued a press release announcing the reverse stock split was effective as of January 11, 2016. The full text of the press release is furnished as Exhibit 99.1 to this current report.

Item 9.01.	Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of IZEA, Inc., filed with the Nevada Secretary of State on January 6, 2016.
99.1	Press Release issued by IZEA, Inc. on January 11, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: January 12, 2016	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer